EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Elixir Gaming Technologies, Inc., formerly known as VendingData Corporation (the “Company”), of our report dated March 23, 2007, except for Note 3, as to which the date is October 12, 2007, included in the Company’s Amendment No. 1 to its Annual Report on Form 10-KSB/A for the year ended December 31, 2006, and to the reference to our firm under the caption “Experts” in the Prospectus.

/S/ Piercy Bowler Taylor & Kern Certified Public Accountants

Las Vegas, Nevada
November 12, 2007